UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2018

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	98-0583166
(State or other	(Commission File	(IRS Employer
jurisdiction	Number)	Identification No.)
of incorporation

20271 Goldenrod Lane, Germantown, MD 20876
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 3.02. Unregistered Sales of Equity Securities.

           On March 16, 2018, Orgenesis Inc. (the “Company”) entered into definitive agreements with accredited investors relating to a private placement (the “Private Placement”) of (i) 798,803 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and (ii) three year warrants (the “Investor Warrants”) to purchase up to an additional 798,803 shares of the Company’s Common Stock at a per share exercise price of $6.24. The purchased securities were issued pursuant to subscription agreements (each the “Subscription Agreements”) between the Company and the purchasers for aggregate gross proceeds to the Company of $4,984,534, less offering related placement fees of approximately $316,000. The amounts raised in the Private Placement represent the final tranche of the Company’s unit offering to accredited and offshore investors which commenced in 2017, with each unit comprised of one share of Common Stock and a Common Stock purchase warrant for an additional share of Common Stock at a per share exercise price of $6.24. The offering has closed.

           In addition, on March 16, 2018, the Company issued an additional 128,077 shares of Common Stock to an accredited investor upon exercise by such investor of Common Stock purchase warrants previously issued by the Company. The total cash proceeds from the warrants exercises were approximately $800,000.

           On March 19th and 20th, the Company received conversion notices from holders of approximately $758,522 in principal amount of the Company’s previously issued unsecured promissory notes with maturity dates between June 17, 2017 and August 31, 2018. The Company will be issuing 121,558 shares of Common Stock in respect of the conversion of such notes.

           Finally, the Company will be issuing 120,192 shares of Common Stock and Common Stock purchase warrants for an additional 120,192 shares of Common Stock at a per share exercise price of $6.24 in respect of $750,000 received on March 16, 2018 from the institutional investor with whom in January 2017 the Company entered into an agreement for subscription proceeds of $16 million and where such subscription proceeds are to be paid periodically into the Company through August 2018.

           The Company intends to use the net proceeds from the Private Placement and the warrant exercises and note conversions to further fund its global CDMO network and for general corporate purposes.

           The issuance of the Common Stock and Common Stock purchase warrants is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) and Regulation S under the Act. In claiming the exemption under Section 4(2), the Company relied in part on the following facts: (1) the investors had access to information regarding the Company; (3) each investor represented that it (a) had the requisite knowledge and experience in financial and business matters to evaluate the merits and risk of an investment in the Company, (b) was able to bear the economic risk of an investment in the Company, (c) acquired the shares for its own account in a transaction not involving any general solicitation or general advertising, and not with a view to the distribution thereof and (d) is an “accredited investor”; and (4) a restrictive legend was placed on each certificate or other instrument evidencing the purchased securities.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.
By:

/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and Secretary
March 21, 2018